UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2013 (July 22, 2013)

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 430, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01. Other Events.

On July 22, 2013, ARCA biopharma, Inc. (“ARCA”) announced that it has expanded the clinical trial leadership team with three new hires in clinical development and quality assurance. The press release is furnished as Exhibit 99.1 hereto, the contents of which are incorporated herein by reference.

Additionally, on July 24, 2013, ARCA announced the Steering Committee for GENETIC-AF, ARCA’s Phase 2B/3 trial evaluating Gencaro as a potential treatment for atrial fibrillation. The Steering Committee is comprised of experts in the field of cardiology and electrophysiology, particularly in clinical development. The press release is furnished as Exhibit 99.2 hereto, the contents of which are incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release titled “ARCA biopharma Announces Additions to GENETIC-AF Leadership Team; Team Will Oversee Execution of GENETIC-AF Clinical Trial Evaluating Gencaro as Potential Treatment for Atrial Fibrillation” dated July 22, 2013.

99.2	Press Release titled “ARCA biopharma Announces Steering Committee for GENETIC-AF Trial; Cardiology and Electrophysiology Experts to Provide Scientific Oversight and Guidance for Phase 2B/3 Clinical Trial of Gencaro as a Potential Treatment for Atrial Fibrillation” dated July 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2013

ARCA biopharma, Inc. (Registrant)

By:	/s/ Patrick M. Wheeler
Name:	Patrick M. Wheeler
Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release titled “ARCA biopharma Announces Additions to GENETIC-AF Leadership Team; Team Will Oversee Execution of GENETIC-AF Clinical Trial Evaluating Gencaro as Potential Treatment for Atrial Fibrillation” dated July 22, 2013.

99.2	Press Release titled “ARCA biopharma Announces Steering Committee for GENETIC-AF Trial; Cardiology and Electrophysiology Experts to Provide Scientific Oversight and Guidance for Phase 2B/3 Clinical Trial of Gencaro as a Potential Treatment for Atrial Fibrillation” dated July 24, 2013.